Notice of Grant of Stock Options and Option Agreement	Harley-Davidson, Inc. ID: 39-1805420 3700 West Juneau Avenue Milwaukee, WI 53208
«FirstName» «LastName» «Address1» «City,» «State» «Zip» «Country»	Option Number: Plan: 2004 Incentive Stock Plan ID:

Effective «GrantDate», you have been granted a(n) Non-Qualified Stock Option to buy «# of shares» shares of Harley-Davidson, Inc. (the Company) stock at «price» per share. The total option price of the shares granted is «$ amount».

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
«shares» «shares» «shares» «shares»

These options are granted under and governed by the terms and conditions of the Company’s 2004 Incentive Stock Plan and this Option Agreement.

Vice President and Treasurer Date: Time: